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                                                                    EXHIBIT 10.1



                               SECOND AMENDMENT TO
                          CREDIT AND SECURITY AGREEMENT


Preamble. THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (hereinafter, together with all schedules and exhibits hereto, and any supplements, additions, modifications or amendments thereto made from time to time called the "Second Amendment"), dated as of April 1, 1999 (the "Second Amendment Date"), is made by and among THOMASTON MILLS, INC., a Georgia corporation (hereinafter, together with its successors and permitted assigns called the "Borrower"); THOMASTON MILLS FSC, INC., a U.S. Virgin islands corporation (hereafter, together with its successors and permitted assigns, called "FSC"); NATIONSBANK, N.A., a national banking association (hereinafter, together with its successors and permitted assigns, called "NationsBank"; NationsBank, together with SunTrust and Wachovia, each as hereinafter defined, called collectively, the "Lenders" and, individually, a "Lender"); SUNTRUST BANK, ATLANTA, a Georgia banking corporation (hereinafter, together with its successors and permitted assigns, called "SunTrust"), individually and as "Administrative Agent" and "Syndication Agent" (as those terms are defined in the Credit Agreement defined below), on behalf of the Lenders; WACHOVIA BANK, N.A., a national banking association (hereinafter, together with its successors and permitted assigns, called "Wachovia"), as "Special Issuer," "Documentation Agent" and "Collateral Agent" (as those terms are defined in the Credit Agreement defined below), on behalf of the Lenders; and SUNTRUST EQUITABLE SECURITIES CORPORATION, a Tennessee corporation (hereinafter, together with its successors and permitted assigns called "SunTrust Equitable Securities"), as "Arranger" and "Lead Manager" (as those terms are defined in the Credit Agreement defined below), on behalf of the Lenders.

                  The Borrower, FSC, SunTrust (in its respective capacities described above), Wachovia (in its respective capacities described above), NationsBank as a Lender and SunTrust Equitable Securities (in its respective capacities described above) (the foregoing parties herein sometimes collectively called the "Parties" and individually called a "Party") are Parties to a certain Credit and Security Agreement, dated as of August 19, 1998 (which is, as amended to date pursuant to the First Amendment, called herein the "Credit Agreement"), pursuant to which, among other things, the Lenders agreed to extend credit and other financial accommodations to the Borrower.

                  As of the Second Amendment Date, certain Events of Default have occurred and are continuing, portions of which heretofore have been waived by the Lenders, subject to the Borrower's fulfillment of certain conditions, which have not been fulfilled. The Borrower has requested that the Lenders waive (or, as appropriate, continue to waive) these Events of Default and also waive the Borrower's continuing compliance with certain financial covenants contained in the Loan Agreement, in exchange for a shortening of the Termination Date to June 1, 1999 and the Borrower's commitment to pursue diligently the full payment of all Obligations by not later than such date. The Lenders have considered the Borrower's proposal, and are agreeable thereto. The Parties have agreed to modify and amend the Credit Agreement in the manner, and subject to the terms and conditions, set forth hereinbelow in order to memorialize and give effect to the Parties' agreement.




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                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

         SECTION 1. Definitions. Capitalized terms used in this Second Amendment and not defined herein are defined in the Credit Agreement. In addition thereto, the following capitalized terms, as used hereinbelow, shall have these meanings:

                           "Binding Commitment" shall mean a bona fide
                  commitment (or series of related commitments) on the part of one Person (or a group of Persons acting in concert) to effect the full payment and discharge of all Obligations (including all Letter of Credit Obligations) by not later than June 1, 1999, through one or more Full Payment Alternatives, which (i) are unconditional (or, if conditional, contain only conditions which are acceptable to the Lenders, in their sole discretion); (ii) are issued by Person(s) having sufficient creditworthiness (or access to credit) to support such commitment(s), as determined by the Lenders, in their sole discretion; and (iii) do not include, as part of the commitment, any requirement that any Lender participate in, or accept a discount or deferral of payment of any Obligations owing to it as part of, any such commitment.

                           "Existing Events of Default" shall mean and include
                  (i) the Borrower's failure to comply in all respects with
                  Section 5.42 in respect of the Mortgaged Real Property, (ii) Borrower's failure to comply in all respects with the Financial Covenants, and (iii) the Borrower's failure to comply in all respects with one or more of the conditions to the Waivers.

                           "Financial Covenants" shall mean the covenants set
                  forth in Sections 5.20 through 5.24 of the Credit Agreement.

                           "Full Payment Alternatives" shall mean such
                  alternatives effecting payment and discharge in full of all Obligations (including all Letter of Credit Obligations) as the Borrower shall pursue (or continue pursuing) between the Second Amendment Date and the Termination Date (as amended hereby), including, by way of the investment of additional equity in the Borrower, the sale of the assets or capital stock of the Borrower, the refinancing by one or more other lenders of the Obligations, or by some combination of the foregoing.

                           "Mortgage Documentation Requirements" shall mean all
                  those requirements set forth in SECTION 5.42 of the Credit Agreement in respect of the Mortgaged Real Property.



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                           "Waivers" shall mean: (A) Amended and Restated
                  Consent and Waiver No. 1 to Credit and Security Agreement, dated as of February 16, 1999, made among the Parties, and (B) Consent and Waiver No. 2 to Credit and Security Agreement, dated as of March 5, 1999.

         SECTION 2. Amendments to Credit Agreement. The Parties hereby amend the Credit Agreement as follows:

                  a. Incorporated Definitions. The terms "Second Amendment" and "Second Amendment Date," defined and described in the Preamble hereinabove, are incorporated by reference into, and made an integral part of, SECTION 1.1, as defined terms therein in the appropriate alphabetic order.

                  b. Revised Definition of Borrowing Base. The amended defined term "Borrowing Base," set forth in SECTION 1.1 of the Credit Agreement, is further amended by deleting existing, amended clause (x) thereof, in its entirety, therefrom, and substituting in its place the following revised clause
(x):

                           (x) a fixed and continuing reserve, in the amount of
                  Ten Million Dollars ($10,000,000), from the Closing Date through January 18, 1999, reducing to Five Million Dollars ($5,000,000) on January 19, 1999 and continuing in such reduced amount until the
                  Termination Date.

                  c. Definition of Termination Date. The defined term "Termination Date," set forth in SECTION 1.1 of the Credit Agreement, is amended by deleting the existing definition, in its entirety, and substituting in its place the following revised definition:

                           "Termination Date" means the earliest, whichever is
                  applicable, of (i) June 1, 1999; (ii) the date that the Commitments are terminated pursuant to SECTION 6.01 following the occurrence of an Event of Default; or (iii) with respect to Revolving Loans, the date that the Borrower terminates the Revolving Loan Commitments entirely pursuant to SECTION 2.07.

                  d. Interest Rates. Amended SECTION 2.05 of the Credit Agreement is further amended by deleting existing subsection (f) therefrom, added by the First Amendment, and substituting for it the following revised subsection (f):

                           (f) Notwithstanding any of the foregoing provisions
                  of this SECTION 2.05, excepting therefrom only subsections (d) and (e) hereof, effective on and at all times after the Second Amendment Date, the following provisions shall govern the interest rate payable on the Loans:



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                                    (i)   all Loans made, continued or
                           converted shall be made, continued as or converted into Base Rate Loans only;

                                    (ii)  all Base Rate Loans existing on the
                           Second Amendment Date, together with any and all Loans made, continued or converted into Base Rate Loans after the First Amendment Date, shall bear interest at the Base Rate plus an Applicable Margin of two percent (2%) per annum (without any subsequent performance pricing adjustment);

                                    (iii) the interest rate payable on all Euro-
                           Dollar Loans (if any) outstanding on the Second Amendment Date shall be increased by two percent (2%) per annum, effective as of the Second Amendment Date, and all such Euro-Dollar Loans shall by converted into Base Rate Loans effective upon the expiration of the current Interest Period respective thereto;

                  e. Reporting. SECTION 5.01 of the Credit Agreement is amended by adding thereto, at the end thereof, the following new subsection (q):

                           (q) without limitation of the foregoing clauses (a)
                  through (p), and in supplementation thereof, effective on the Second Amendment Date, and continuing at all relevant times thereafter, upon execution by each Lender of a confidentiality agreement substantially in the form of Exhibit A attached hereto, the Borrower will report to the Lenders the status of its pursuit of Full Payment Alternatives on a weekly basis, on the third Business Day of each calendar week (or, more frequently, at Lenders' request), which report may be given orally or in a writing delivered to the Administrative Agent by 2:00 p.m. (Atlanta time) on such Business Day summarizing all Full Payment Alternatives then being pursued by the Borrower and any proposals involving Full Payment Alternatives received by the Borrower for its consideration (whether or not solicited), each in reasonable detail; and the Borrower will review such Full Payment Alternatives with the Lenders prior to its acceptance (or rejection) thereof.

         SECTION 3. Waivers. The Lenders waive the Existing Events of Default through the Termination Date and also waive the Borrower's compliance with the Financial Covenants during the period from March 31, 1999 through the Termination Date; provided, however, that nothing contained herein is intended, or shall be construed, to waive any other Events of Default, but for the Existing Events of Default, whether now or hereafter existing, or the Borrower's continuing

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compliance with any other provisions of the Credit Agreement or any Loan
Documents, but for the Financial Covenants.

         SECTION 4. Amendment and Extension Fees. To induce the Lenders to enter into this Amendment, the Borrower shall pay to Lenders upon this Amendment becoming effective an amendment fee of $400,000 (to be shared pro rata among them). In addition, unless the Obligations have been fully paid and discharged or a Binding Commitment has been received and accepted by the Borrower by not later than April 19, 1999, which remains effective on such date, the Borrower shall pay to the Lenders (to be shared pro rata among them) an extension fee of $100,000 on such date; provided, further, that unless the Obligations have been fully paid and discharged or a Binding Commitment has been received and accepted by the Borrower by not later than May 5, 1999, and remains effective on such date, the Borrower shall pay to the Lenders (to be shared pro rata among them) an additional extension fee of $500,000 on such date; and, provided, finally, that if (i) on or before May 5, 1999, a Binding Commitment is received and accepted by the Borrower, and (ii) pursuant to such Binding Commitment, all Obligations are fully paid and discharged by June 1, 1999, then, both the $400,000 amendment fee and, as appropriate, the first extension fee of $100,000, to the extent then paid to the Lenders, will be rebated to the Borrower by the Lenders on that date on or prior to June 1, 1999, on which all Obligations are so fully paid and discharged. Except as expressly provided above, the amendment fee and each extension fee (if any) shall be fully earned and non-refundable, and shall be paid by Administrative Agent advancing a Revolving Loan in payment thereof on the due date for payment on behalf of the Borrower.

         SECTION 5. Mortgage Documentation Requirements. The Borrower acknowledges and agrees that not all Mortgage Documentation Requirements have been fulfilled to Lenders' satisfaction by the Second Amendment Date, notwithstanding multiple extensions given by the Lenders in respect thereof and that if, by April 14,1999, the Borrower has not completed all Mortgage Documentation Requirements to Lenders' satisfaction, Lenders shall have the right, on the Borrower's behalf, at the Borrower's expense, through one or more agents as the Lenders may select, to initiate, continue or complete such requirements in such manner as the Lenders see fit, with the costs thereof to be charged as Revolving Loans, and with the Borrower to assist and cooperate fully with the Lenders in regard thereto; and, at the Lenders' further option, to collect damages from the Borrower in the form of a fee not to exceed to $50,000, which shall also be charged as a Revolving Loan.

         SECTION 6. Representations and Warranties of Obligors. The Borrower and FSC, each severally, represents and warrants to the other Parties that:

         i. It has the power and authority to enter into and to perform this Second Amendment, to execute and deliver all documents relating to this Second Amendment, and or incur the obligations provided for in this Second Amendment, all of which have been duly authorized and approved in accordance with its corporate documents;

         ii. This Second Amendment, together with all documents executed pursuant hereto, shall constitute when executed its valid and legally binding obligations in accordance with their respective terms;


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         iii.     All representations and warranties made by it in the Credit
                  Agreement are true and correct as of the date hereof, with the same force and effect as if all representations and warranties were fully set forth herein;

         iv. Its Obligations under the Credit Documents remain valid and enforceable Obligations, and the execution and delivery of this Second Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Credit Agreement or any of the other Credit Documents;

         v. As of the date hereof, it has no offsets, defenses or counterclaims against the payment of any of the Obligations; and

         vi. As of the Second Amendment Date, and after giving effect to the terms hereof, no Default Condition or Event of Default exists.

         SECTION 7. Waiver of Claims. As a specific inducement to the other Parties without which the Borrower and FSC acknowledge the other Parties would not enter into this Second Amendment and the other documents executed in connection herewith, each of the Borrower and FSC hereby waives any and all claims that it may have against any other Party, as of the date hereof, arising out of or relating to the Credit Agreement or any other Credit Document whether sounding in contract, tort, or any other basis.

         SECTION 8. Conditions of Effectiveness. This Second Amendment shall become effective when, and only when, the Documentation Agent shall have received this Second Amendment, executed by each Party, and shall be effective as of the Second Amendment Date.

         SECTION 9.  Miscellaneous.

                  a. Reference to Credit Agreement. Upon the effectiveness of this Credit Agreement, each reference in the Credit Agreement to "this Credit Agreement" and each reference in the other Credit Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

                  b. Effect on Credit Documents. Except as specifically amended above, all terms of the Credit Agreement and all other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  c. No Waiver. The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power, or remedy of Lenders or the Agents under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

                  d. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Agents and the Lenders in connection with the preparation, reproduction, execution, and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Lenders with respect hereto.


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                  e. No Novation. Nothing contained herein intended, or shall be construed, to constitute a novation to the Credit Agreement or any Credit Document.

                  f. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, without giving affect to conflict of law provisions.

                  g. Counterparts. This Second Amendment may be executed in counterparts. Each counterpart shall bind the Party or Parties executing same. All counterparts, taken together, shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                          "BORROWER"

                          THOMASTON MILLS, INC.


                          By:/s/ Neil H. Hightower                      (SEAL)
                             -------------------------------------------
                                Neil H. Hightower
                                President and Chief Executive Officer

                          Attest: /s/ A. William Ott                    (SEAL)
                                 ---------------------------------------
                                   A. William Ott
                                   Vice President-Finance




                          "SUBSIDIARY GUARANTOR"

                          THOMASTON MILLS FSC, INC.


                          By:/s/ Neil H. Hightower                      (SEAL)
                             -------------------------------------------
                                Neil H. Hightower
                                President and Chief Executive Officer

                          Attest: /s/ A. William Ott                    (SEAL)
                                 ---------------------------------------
                                   A. William Ott
                                   Vice President-Finance



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                                    SUNTRUST BANK, ATLANTA,
                                    as Administrative Agent,
                                    Syndication Agent and as a Lender     (SEAL)


                                    By:   /s/
                                       ----------------------------------------


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                                   WACHOVIA BANK, N.A.,
                                   as Special Issuer, Documentation Agent,
                                   Collateral Agent, and as a Lender      (SEAL)



                                   By:   /s/
                                      -----------------------------------------





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                                      NATIONSBANK, N.A.,
                                      as a Lender                         (SEAL)


                                      By:   /s/
                                         --------------------------------------





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                                         SUNTRUST EQUITABLE SECURITIES
                                         CORPORATION, as Arranger and Lead
                                         Manager                         (SEAL)


                                         By:   /s/
                                            -----------------------------------


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